Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Alpex Acquisition Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Other	Redeemable warrants included as part of the units	(1)	Other	11,500,000	$0.00	$0.00		$0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying rights included as part of units	(2)	457(a)	575,000	10.00	5,750,000.00		794.08
Fees Previously Paid	Equity	Units, each consisting of one class A ordinary share, $0.0001 par value and one right to acquire one-fifth of one class A ordinary share	(3)	457(a)	11,500,000	10.00	115,000,000.00		15,881.50
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(4)	Other	11,500,000				0.00
Fees Previously Paid	Other	Rights included as part of the units	(5)	Other	11,500,000				0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying rights included as part of units	(6)	457(a)	2,300,000	10.00	23,000,000.00		3,176.30
Fees Previously Paid	Equity	Representative Shares	(7)	457(a)	230,000	$10.00	$2,300,000.00		$317.63

Total Offering Amounts:							$146,050,000.00		20,169.51
Total Fees Previously Paid:									20,169.51
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Reflects incremental shares to be registered as a result of the change in the terms of the rights from the right to receive one-fifth of one Class A ordinary share to the right to receive one-fourth of one Class A ordinary share.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

The registrant previously registered 11,500,000 units including 10,000,000 units to be issued in the offering and up to 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one Class A ordinary share and one right to acquire one-fifth of one Class A ordinary share.

In this Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-294978), the registrant has revised the terms of the units so that each unit consists of one Class A ordinary share, one redeemable warrant, and one right to acquire one-fourth of one Class A ordinary share.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.